Exhibit 2.2



                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of May 28, 1998, by and among Neurocrine Biosciences, Inc., a Delaware corporation (the "Parent") and the persons listed on the signature page who become signatories to this Agreement (collectively, the "Investors and individually an "Investor"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Reorganization dated May 1, 1998.

                                 R E C I T A L S

         WHEREAS, in connection with the merger (the "Merger") of a wholly owned subsidiary of Parent with and into Northwest NeuroLogic, Inc., an Oregon corporation ("NNL") pursuant to the Agreement and Plan of Reorganization dated of even date herewith, Parent and the Investors desire to provide for certain rights of the Investors with respect to registration of the Parent Common Stock issued by Parent to the Investors upon exchange of the NNL Common Stock in the Merger.

         WHEREAS, it is a condition of the closing of the Merger that Parent enter into this Agreement.

         NOW THEREFORE, in consideration of the promises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

                  (c) "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is an Investor or an assignee or transferee of Registration rights as permitted by
Section 8.

                  (d) "Initiating Holders" shall mean Holders who in the aggregate hold and propose to register at least [***] shares of Registrable Securities.

                  (e) "Material Adverse Event" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Parent or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would materially adversely affect the business, properties, prospects or financial condition of the Parent.

                  (f) The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                  (g) "Registrable Securities" shall mean all shares of Parent Common Stock issued or issuable to the Investors upon closing of the Merger, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares, provided that such shares (i) are not available for immediate sale in the opinion of counsel to the Parent in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale pursuant to Regulation S, Rule 144, or otherwise under applicable federal securities laws, or (ii) have not previously been sold to the public.

                  (h) "Registration Expenses" shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Parent, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, other than Selling Expenses.

                  (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (j) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, as well as fees and disbursements of legal counsel for the selling Holders.

         2.       Demand Registration.

                  2.1 Request for Registration on Form S-3. Subject to the terms of this Agreement, in the event that Parent receives from Initiating Holders at any time after the Effective Time and prior to the first anniversary of the Effective Time, a written request that Parent effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when Parent is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities, the reasonably anticipated aggregate offering price to the public of which would exceed [***], Parent will promptly give written notice of the proposed Registration to all the Holders and will, as soon as practicable, effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Parent within 20 days after written notice from the Parent of the proposed Registration. Parent shall not be obligated to take any action to effect any such registration pursuant to this Section 2.1: (i) prior to 90 days after the Effective Time, (ii) subsequent to 365 days after the Effective Time, or (iii) after Parent has effected one such Registration pursuant to this Section 2.1 and such Registration has been declared effective and, if underwritten, has closed.

                  2.2 Right of Deferral of Registration. If (i) Parent shall furnish to all such Holders who joined in the request a certificate signed by the President of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent for any Registration to be effected as requested under Section 2.1, or (ii) Parent shall have effected a Registration other than a Registration of securities issued or issuable pursuant to an employee benefit plan (whether or not pursuant to Section 2.1) within ninety (90) days preceding the date of such request, Parent shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than (i) sixty (60) days from delivery of the request of the Initiating Holders, or (ii) ninety (90) days of the date of filing of such prior Registration respectively; provided, however, that Parent may not utilize this right more than twice in any 12-month period.

                  2.3 Registration of Other Securities. Any Registration Statement filed pursuant to the request of the Initiating Holders under this
Section 2 may, subject to the provisions of Section 2.4, include securities of Parent other than Registrable Securities.

                  2.4      Underwriting in Demand Registration.

                           2.4.1       Notice of Underwriting.  If the
Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Parent as a part of their request made pursuant to this Section 2, and Parent shall include such information in the written notice referred to in Section 2.1. The right of any Holder to Registration pursuant to Section 2.1 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion).

                           2.4.2       Inclusion of Other Holders in Demand
Registration. If Parent, officers or directors of Parent holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities (who are collectively referred to as "Other Holders"), request inclusion in such Registration, the Initiating Holders shall, subject to the allocation provisions of Section 2.4.4 below, on behalf of all Holders, offer to such Other Holders that such securities other than Registrable Securities be included in the underwriting, conditioned upon the acceptance by such Other Holders of the terms of this Section 2. In event of the inclusion in the Registration of securities held by Other Holders, such Other Holders shall be deemed to be Holders for all purposes under this Agreement, other than the allocation provisions of Section 2.4.4 below.

                           2.4.3       Selection of Underwriter in Demand
Registration. Parent shall (together with all Holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in usual and customary form with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and consented to by Parent (which consent shall not be unreasonably withheld).

                           2.4.4       Marketing Limitation in Demand
Registration. In the event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders and Other Holders, and the number of shares of Registrable Securities and other securities that may be included in the Registration and underwriting shall be allocated first among all Holders of Registrable Securities and Other Holders of securities subject to contractual registration rights and second among all Other Holders of securities not subject to contractual registration rights, in proportion, as nearly as practicable, to the number of shares proposed to be included in such Registration by such Holder or Other Holder. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.4.4 shall be included in such Registration Statement.

                           2.4.5       Right of Withdrawal in Demand
Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Parent, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

                  2.5 Blue Sky in Demand Registration. In the event of any Registration pursuant to Section 2, Parent will exercise reasonable efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that Parent shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         3. Expenses of Registration. All Registration Expenses incurred in connection with one Registration pursuant to Section 2.1 shall be borne by Parent. However, Parent shall not be required to pay for any expenses of Holders in connection with any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses); provided, however, that (i) if at the time of such withdrawal, the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request or (ii) such withdrawal is made after a deferral of such registration by Parent pursuant to Section 2.2, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1. All Selling Expenses shall be borne by the Holders of the securities registered pro rata on the basis of the number of shares registered.

         4. Registration Procedures. Parent will keep each Holder whose Registrable Securities are included in any registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense Parent will: (a) use reasonable efforts to keep such Registration effective for a period ending on the first anniversary of the Effective Time or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto (including Registrable Securities that will be released from lockup agreements after the effective date of the Registration), whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request; (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and (d) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         5. Information Furnished by Holder. It shall be a condition precedent of Parent's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to Parent such information regarding such Holder and the distribution proposed by such Holder or Holders as Parent may reasonably request.

         6.       Indemnification.

         6.1 Parent's Indemnification of Holders. To the extent permitted by law, Parent will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel and accountants for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act, the Securities Exchange Act of 1934, as amended
(the "1934 Act"), or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to Parent and relating to action or inaction required of Parent in connection with any such Registration, qualification or compliance; and Parent will reimburse each such Holder, each of its officers, directors and constituent partners, legal counsel and accountants, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of Parent (which consent shall not unreasonably be withheld); and provided, further, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Parent by such Holder, its officers, directors, constituent partners, legal counsel, accountants, underwriter or controlling person and stated to be for use in connection with the offering of securities of Parent.

                  6.2 Holder's Indemnification of Parent. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify Parent, each of its directors and officers, each legal counsel and independent accountant of the Parent, each underwriter, if any, of Parent's securities covered by such a Registration Statement, each person who controls Parent or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, constituent partners, legal counsel and accountants and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) by such Holder, of a material fact contained in any such Registration Statement, prospectus, offering circular or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or any omission (or alleged omission) by such Holder, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse Parent, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement), omission (or alleged omission) or violation (or alleged violation) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder and stated to be specifically for use in connection with the offering of securities of Parent, provided, however, that each Holder's liability under this Section
6.2 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration; and provided, further, that the indemnity contained in this Section 6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld).

                  6.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of Parent and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 6.

         7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of Parent to the public without Registration or pursuant to a Registration on Form S-3, Parent agrees to use reasonable efforts to:

                  (a) make and keep public information available, as those terms are defined in Rule 144;

                  (b) file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the 1934 Act; and

                  (c) furnish to any Investor, so long as such Investor owns any Registrable Securities, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         8. Transfer of Rights. The Registration rights of the Investors set forth in Section 2 may be assigned by any Holder to a transferee or assignee of any Registrable Securities not sold to the public acquiring at least [***] shares of such Holder's Registrable Securities (equitably adjusted for any recapitalizations, stock splits, combinations, and the like) or acquiring all of the Registrable Securities held by such Holder if transferred to a single entity; provided, however, that (i) Parent must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed in good faith by the Board of Directors of Parent to be a competitor or potential competitor of Parent. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners (or may transfer to their heirs in the case of individuals) without restriction as to the number or percentage of shares acquired by any such constituent partner (or heirs).

         9.       Miscellaneous.

                  9.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between Parent and the Investors relative to the subject matter hereof. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

                  9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                  9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.4 Notices.  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by first class mail, postage prepaid, or upon sending if sent by commercial overnight delivery service addressed (i) if to Parent, as set forth below Parent's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on the signature page of this Agreement, or at such other address as Parent or such Investor may designate by ten (10) days' advance written notice to the Investors or to Parent, respectively.

                  9.5 Amendment of Agreement. Except as otherwise specifically provided herein, any provision of this Agreement may be amended by a written instrument signed by Parent and by persons holding more than fifty-five percent (55%) of the then outstanding Registrable Securities (calculated on an as converted basis).

                  9.6 Aggregation of Stock. All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  9.7 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The PARENT:                   NEUROCRINE BIOSCIENCES, INC.

                              /s/ Paul W. Hawran
                                  Senior Vice President and
                                  Chief Financial Officer


The INVESTORS:                /s/ Susan G. Amara

                              /s/ John A. Beaulieu
                                  Manager
                                  Cascadia Pacific Management

                              /s/ Roger Cone

                              /s/ Richard Sessions

                              /s/ Sandra L. Shotwell
                                  Director, Technology Management
                                  Oregon Health Sciences University